    As filed with the Securities and Exchange Commission on September 5, 2001
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CV THERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                              45-1570294
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

                                -----------------
                                3172 PORTER DRIVE
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 812-0585
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

             CV THERAPEUTICS, INC. 2000 NONSTATUTORY INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)


     LOUIS G. LANGE, M.D., PH.D.                       COPY TO:
       CHIEF EXECUTIVE OFFICER                  ALAN C. MENDELSON, ESQ.
        CV THERAPEUTICS, INC.                      LATHAM & WATKINS
          3172 PORTER DRIVE                     135 COMMONWEALTH DRIVE
     PALO ALTO, CALIFORNIA 94304              MENLO PARK, CALIFORNIA 94025
            (650) 812-0585                          (650) 328-4600

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


-------------------------------------------------------------------------------------------------------------------------
                                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                               AMOUNT TO BE     PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED         REGISTERED (1)     OFFERING PRICE        AGGREGATE       REGISTRATION FEE
                                                                  PER SHARE (2)    OFFERING PRICE (2)
------------------------------------------- ------------------ ------------------- ------------------ -------------------
Common Stock, $0.001 par value
issuable under CV Therapeutics, Inc. 2000
Nonstatutory Incentive Plan                     250,000            $48.53            $12,132,500          $3,033.13
------------------------------------------- ------------------ ------------------- ------------------ -------------------

(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average high and low prices for the Registrant's Common Stock at $48.53 as reported on the Nasdaq National Market on August 31, 2001.
(3) The CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan (the "Plan") authorizes the issuance of a maximum of 850,000 shares, of which 250,000 of the authorized shares are being registered hereunder.

Proposed sale to take place as soon after the effective date of the Registration Statement as options under the Plan are exercised.

                                     PART I

         The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                     PART II

         By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on October 31, 2000, Registration No. 333-49026 (the "First Registration Statement"), the Registrant previously registered 250,000 shares of its Common Stock reserved for issuance from time to time in connection with the Plan. On February 9, 2001, the Registrant's Board of Directors authorized the amendment of the Plan to increase the number of shares of Common Stock issuable thereunder by 350,000 shares to a total of 600,000 shares. By a registration statement on Form S-8 filed with the Commission on May 7, 2001, Registration No. 333-60358, the Registrant registered an additional 350,000 shares of Common Stock issuable under the Plan. On July 20, 2001, the Registrant's Board of Directors authorized the amendment of the Plan to increase the number of shares of Common Stock issuable thereunder by 250,000 shares to a total of 850,000 shares. The Registrant is hereby registering an additional 250,000 shares of Common Stock issuable under the Plan.

         Pursuant to General Instruction E of Form S-8, the contents of the First Registration Statement and the Second Registration Statement are incorporated by reference herein with such modifications as are set forth below.



ITEM 8.  EXHIBITS

         See the Exhibit Index on Page 4.



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1993, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Palo Alto, County of Santa Clara, State of California, on the 5th day of September, 2001.


                           CV THERAPEUTICS, INC.

                           By:           /s/ DANIEL K. SPIEGELMAN
                               -------------------------------------------------
                                            Daniel K. Spiegelman
                               Senior Vice President and Chief Financial Officer
                                  (Principal financial and accounting officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LOUIS G. LANGE and DANIEL K. SPIEGELMAN, jointly and severally, his or her attorneys-in-fact and agents, each with power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURES                               TITLE                                  DATE
                    ----------                               -----                                  ----
        /s/ LOUIS G. LANGE                        Chairman of the Board and Chief            September 5, 2001
-------------------------------------                  Executive Officer
    Louis G. Lange, M.D., Ph.D.                   (Principal executive officer)

      /s/ DANIEL K. SPIEGELMAN                   Chief Financial Officer (Principal          September 5, 2001
-------------------------------------             financial and accounting officer)
       Daniel K. Spiegelman

         /s/ SANTO J. COSTA                                 Director                         September 5, 2001
-------------------------------------
          Santo J. Costa

         /s/ R. SCOTT GREER                                 Director                         September 5, 2001
-------------------------------------
           R. Scott Greer

          /s/ JOHN GROOM                                    Director                         September 5, 2001
-------------------------------------
             John Groom

       /s/ THOMAS L. GUTSHALL                               Director                         September 5, 2001
-------------------------------------
         Thomas L. Gutshall



                    SIGNATURES                               TITLE                                  DATE
                    ----------                               -----                                  ----
         /s/ PETER BARTON HUTT                              Director                         September 5, 2001
-------------------------------------
           Peter Barton Hutt

          /s/ BARBARA J. MCNEIL                             Director                         September 5, 2001
-------------------------------------
     Barbara J. McNeil, M.D., Ph.D.

       /s/ COSTA G. SEVASTOPOULOS                           Director                         September 5, 2001
-------------------------------------
     Costa G. Sevastopoulos, Ph.D.


                                INDEX TO EXHIBITS


 EXHIBIT                         DESCRIPTION
 -------                         -----------

  4.1*    CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan, as amended.

  5.1     Opinion of Latham & Watkins.

 23.1     Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

 23.2     Consent of Ernst & Young LLP, Independent Auditors.

 24.1 Power of Attorney (included on the signature page to this Registration Statement).


* Filed as an exhibit to the registration statement on Form S-8 filed October 31, 2000 (Registration No. 333-49026) and incorporated herein by reference.




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